Calculation of Filing Fee Tables
S-8
Larimar Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	3,323,616	$ 4.32	$ 14,358,021.12	0.0001381	$ 1,982.85
Total Offering Amounts:						$ 14,358,021.12		$ 1,982.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,982.85
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover an indeterminate number of additional shares of common stock, par value $0.001 per share ("Common Stock"), of Larimar Therapeutics, Inc. (the "Registrant") issuable under the Larimar Therapeutics, Inc. 2020 Equity Incentive Plan (the "Plan") by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of Common Stock. (2) Represents shares of Common Stock that were added to the shares authorized for issuance under the Plan on January 1, 2026, pursuant to an "evergreen" provision contained in the Plan. Pursuant to such provision in the Plan, as of the first day of each fiscal year, the aggregate number of shares of Common Stock that may be issued under the Plan shall automatically increase by a number equal to the lesser of (i) 4.0% of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) such smaller number of shares of Common Stock as determined by the Registrant's Board of Directors. (3) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on March 18, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources